RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               Unilab Corporation


                  UNILAB CORPORATION, a Delaware corporation, hereby certifies as follows:

                  1. The name of the Corporation is Unilab Corporation. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was September 24, 1990, and the Corporation filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware on May 23, 1991.

                  2. This Restated Certificate of Incorporation amends and restates the provisions of the Certificate of Incorporation of the Corporation and was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

                  3. The text of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:


                                   "ARTICLE I

                                      Name

      The name of the corporation is DPD Holdings Inc. (the "Corporation").


                                   ARTICLE II

                     Registered Office and Registered Agent

                  The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.




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



                                   ARTICLE III

                                Corporate Purpose

                  The purpose of the  Corporation is to engage in any lawful act
or  activity  for  which   corporations  may  be  organized  under  the  General
Corporation Law of the State of Delaware (the "General Corporation Law").


                                   ARTICLE IV

                                  Capital Stock

                  The total number of shares of all classes of stock that the Corporation shall have authority to issue is 10,000, all of which shall be shares of Common Stock, par value $.01 per share.


                                    ARTICLE V

                                    Directors

                  SECTION 1. Elections of directors of the Corporation need not be by written ballot, except and to the extent provided in the By-laws of the Corporation.

                  SECTION 2. To the fullest extent permitted by the General Corporation Law as it now exists and as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.


                                   ARTICLE VI

                Indemnification of Directors, Officers and Others

                  SECTION 1. The Corporation shall to the fullest extent permitted by the provisions of the General Corporation Law of Delaware, as now or hereafter in effect, indemnify all persons whom it may indemnify under such provisions. The indemnification provided by this Section shall not limit or exclude any rights, indemnities or limitations of liability to which any person may be entitled whether as a matter of law, under the By-laws of the Corporation, by agreement, vote of the stockholders or disinterested directors of the Corporation or otherwise.



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



                  SECTION 2. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph
(7) of Subsection (b) of Section 102 of the General Corporation Law of Delaware, as the same may be amended and supplemented.


                                   ARTICLE VII

                                     By-laws

                  The directors of the Corporation shall have the power to adopt, amend or repeal by-laws.


                                  ARTICLE VIII

                                 Reorganization

                  Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.





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



                                   ARTICLE IX

                                    Amendment

                  The Corporation reserves the right to amend, alter, change or repeal any provision of this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred on stockholders in this Certificate of Incorporation are subject to this reservation."

                  IN WITNESS WHEREOF, DPD HOLDINGS INC. has caused this certificate to be signed by Andrew H. Baker, its Chairman of the Board, President and Chief Executive Officer, and attested by Mark L. Bibi, its Secretary, as of this 10th day of November, 1993.


                                         UNILAB CORPORATION



                                         By    /s/ Andrew H. Baker
                                           ----------------------------
                                                  Andrew H. Baker
                                              Chairman of the Board,
                                                  President and
                                              Chief Executive Officer

ATTEST:



     /s/ Mark L. Bibi
---------------------------
         Mark L. Bibi
         Secretary



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



                              CERTIFICATE OF MERGER

                                       OF

                      AMERICAN CLINICAL LABORATORIES, INC.
                        DAMON CLINICAL LABORATORIES, INC.
                    DAMON CLINICAL LABORATORIES-HOUSTON, INC.
                                   MEDLAB INC.
                              MPC LABORATORY, INC.
           NICHOLS INSTITUTE PROFESSIONAL SERVICES ORGANIZATION, INC.
                             NICHOLS GP CORPORATION
                             NICHOLS LP CORPORATION
          NICHOLS INSTITUTE SUBSTANCE ABUSE TESTING LABORATORIES, INC.
                                  PATHLAB, INC.
                                       AND
                           REDWOOD MEDICAL LABORATORY

                                      INTO

                                DPD HOLDINGS INC.

                     Pursuant to Section 252 of the General
                    Corporation Law of the State of Delaware

                                                      * * * *

                  The undersigned hereby certifies that:

         1. The name of and state of incorporation of each of the constituent corporations are as follows:

                  Name                                 State of Incorporation

         AMERICAN CLINICAL LABORATORIES, INC.          California
         DAMON CLINICAL LABORATORIES, INC.             Texas
         DAMON CLINICAL LABORATORIES -                 Texas
                  HOUSTON, INC.
         MEDLAB INC.                                   Oregon
         MPC LABORATORY, INC.                          Texas
         NICHOLS INSTITUTE PROFESSIONAL                California
                  SERVICES ORGANIZATION, INC.
         NICHOLS GP CORPORATION                        California
         NICHOLS LP CORPORATION                        California
         NICHOLS INSTITUTE SUBSTANCE ABUSE             Delaware


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



                  TESTING LABORATORIES, INC.
         PATHLAB, INC.                                  Texas
         REDWOOD MEDICAL LABORATORY                     California
         DPD HOLDINGS INC.                              Delaware


         2. An Agreement and Plan of Merger dated as of December 6, 1994 (the "Merger Agreement") among each of the constituent corporations has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252(c) of the General Corporation Law of the State of Delaware.

         3. The name of the surviving corporation is DPD Holdings Inc.

         4. The Certificate of Incorporation of DPD Holdings Inc. in effect at the effective time of the merger shall be the Certificate of Incorporation of the surviving corporation.

         5. The surviving corporation is a corporation of the State of Delaware.

         6. The executed Merger Agreement is on file at the principal place of business of the surviving corporation at One Malcolm Avenue, Teterboro, New Jersey 07608.

         7. A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

         8. The authorized capital stock of each constituent corporation which is not a Delaware corporation is as follows:

                  Name                  Authorized Capital Stock

AMERICAN CLINICAL LABORATORIES, INC.    50,000 shares,            no par value
DAMON CLINICAL LABORATORIES, INC.       1,000 shares,             no par value
DAMON CLINICAL LABORATORIES -           1,000 shares,             no par value
         HOUSTON, INC
MEDLAB, INC.                            375,000 shares,           no par value
MPC LABORATORY, INC                     1,000 shares,           $.01 par value
NICHOLS INSTITUTE PROFESSIONAL          10,000 shares,            no par value
         SERVICES ORGANIZATION, INC.
NICHOLS GP CORPORATION                  1,000 shares,           $.01 par value
NICHOLS LP CORPORATION                  1,000 shares,           $.01 par value
PATHLAB, INC.                           1,000 shares,           $.01 par value
REDWOOD MEDICAL LABORATORY              75,000 shares,         $1.00 par value

         9. That the merger shall become effective at 9:00 P.M. on December 30, 1994.


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



                  IN WITNESS WHEREOF, this Certificate of Merger has been executed on this 6th day of December, 1994.



Attest:                                     DPD HOLDINGS INC.


/s/ Leo C. Farrenkopf, Jr.                  By: /s/ James D. Chambers
--------------------------                     -------------------------
Leo C. Farrenkopf, Jr.                          James D. Chambers
Secretary                                       Vice President




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